UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 31, 2004

                           GIANT JR. INVESTMENTS CORP.
             (Exact name of registrant as specified in its charter)

           Nevada                         0-32923                33-0198542
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
        incorporation)                                       Identification No.)

           2575 McCabe Way, Irvine, California                     92614
        (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (949) 486-1711

                                 Not Applicable
          (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

      Effective August 31, 2004 the Registrant sold, transferred and delivered all of its assets relating to its pole vault and sports business to its President and director, Bruce Caldwell. The assets transferred were valued at approximately $110,000. Mr. Caldwell paid for the assets by canceling a $137,153 promissory note owed by the Registrant to Mr. Caldwell. The Registrant should be able to record a net gain on the sale of approximately $27,000. The Registrant has filed with the Securities and Exchange Commission to become a Business Development Company ("BDC") and therefore the divestment of the sports relating operating company was in keeping with the future plans of the Registrant. Both Mr. Caldwell and his wife, also a director, abstained in voting on the sale of assets.

The Registrant also acquired 750,000 shares of PCS Edventures!.com common stock for $75,000. The shares will be held as investment in accordance with the development of its BDC business.

ITEM 5.02. ELECTION OF DIRECTOR.

The Board of Directors of the Registrant has elected Dr. Conrad Loreto and Mr. Michael Kingsbury to the Registrants Board of Directors effective August 31, 2004. The Board of Directors has not yet determined the committees of the Board to which Dr. Loreto or Mr. Kingsbury will be named. The Registrant will file an amendment to this Form 8-K when such information becomes available.

Also effective August 31, 2004 Bruce Caldwell, Bonnie Caldwell and Earl Bell resigned as directors and officers of the Registrant. Mr. Firoz, the Chief Executive Officer of the Registrant, will temporarily assume the office of President, vacated by Mr. Caldwell.

ITEM 8.01. EVENTS.

The Registrant issued a $100,000 convertible debenture to an unaffiliated third party. The debenture has an interest rate of 8% per annum, payable quarterly, and is convertible into the common stock of the Registrant at $.01 per share. The debenture is due and payable on August 31, 2005.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  GIANT JR. INVESTMENTS CORP.
                                                  ---------------------------
                                                          REGISTRANT


Date: September 7, 2004                           By: /s/Imran Firoz
                                                     ---------------------------
                                                         Imran Firoz
                                                         Chief Executive Officer